As filed with the Securities and Exchange Commission on November 20, 2009

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Registration Statement Under The Securities Act of 1933

Great-West Life & Annuity Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

8515 East Orchard Road, Greenwood Village, Colorado  80111 (800) 537-2033
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mitchell T.G. Graye	Copy to:
President and Chief Executive Officer	Stephen E. Roth, Esq.
Great-West Life & Annuity Insurance Company	Sutherland, Asbill & Brennan LLP
8515 East Orchard Road	1275 Pennsylvania Avenue, N.W.
Greenwood Village, CO 80111	Washington, DC
(800) 537-2033	20004-2415
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Certificates issued pursuant to Guaranteed Income Annuity Contracts	N/A	N/A	$50,000,000	*	$2,790

*
The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.  The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SecureFoundationSM
Group Fixed Deferred Annuity Certificate

Issued by:

8515 East Orchard Road
Greenwood Village, CO  80111
Tel. (800) 537-2033
[May 1, 2010]

This prospectus describes the SecureFoundationSM Group Fixed Deferred Annuity Certificate (the “Certificate”) issued by Great-West Life & Annuity Insurance Company.  The Certificate is offered to individual retirement account (“IRA”) owners that purchase shares of one of the Maxim SecureFoundation mutual funds, which currently consist of the Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio, Maxim SecureFoundationSM Lifetime 2055 Portfolio (the “SecureFoundation Lifetime Portfolios”), and the Maxim SecureFoundationSM Balanced Portfolio (each, a “Covered Fund” and together, the “Covered Funds”). The Certificate provides for guaranteed income for the life of a designated person based on the Certificate Owner’s investment in one or more of the Covered Funds, provided all conditions specified in the Certificate are met, regardless of how long the designated person lives or the actual performance or value of the Covered Funds.  The Certificate has no cash value and no surrender value.  The interests of the Certificate Owner in the Certificate may not be transferred, sold, assigned, pledged, charged, encumbered, or alienated in any way.

Prospective purchasers may apply to purchase a Certificate through GWFS Equities, Inc. (“GWFS Equities”), the principal underwriter for the Certificates or other broker-dealers that have entered into a selling agreement with GWFS Equities.  GWFS Equities will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.

This prospectus provides important information that a prospective purchaser of a Certificate should know before investing.  Please retain this prospectus for future reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.

The Certificate:

•	Is NOT a bank deposit
•	Is NOT FDIC insured
•	Is NOT insured or endorsed by a bank or any government agency
•	Is NOT available in every state

The purchase of the Certificate is subject to certain risks.  See “Risk Factors” on page 5.  The Certificate is novel and innovative.  While we understand that the Internal Revenue Service may be considering tax issues associated with products similar to the Certificate, to date the tax consequences of the Certificate have not been addressed in published legal authorities.  Under the circumstances, you should therefore consult a tax advisor before purchasing a Certificate.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

SUMMARY	1

Preliminary Note Regarding Terms Used in This prospectus.	1
What is the Certificate?	2
How much will your Certificate cost?	2
Can you cancel your Certificate?	3
What protection does the Certificate Provide?	3
How does your Certificate work?	3
How do you purchase a certificate?	4
Designated Investment Options.	4

RISK FACTORS	5

You may receive a limited benefit or no benefit from the Certificate.	5
The Group Contract and Certificate may terminate.	6
The Company may not be able to make payments to you under the Certificate.	6
There may be tax consequences associated with the Certificate.	7
Other Information	7

THE CERTIFICATE	7

INVESTMENT OPTIONS – THE COVERED FUNDS	7

Maxim SecurefoundationSM Balanced Portfolio	8
Investment Objective.	8
Principal Investment Strategies.	8
Maxim SecurefoundationSM Lifetime Portfolios	9
Investment Objective.	9
Principal Investment Strategies.	9

ADDING AND REMOVING COVERED FUNDS	9

IRA ROLLOVERS	10

THE ACCUMULATION PHASE	10

Benefit Base.	10
Subsequent Certificate Contributions to Your Account.	11
Excess Withdrawals During the Accumulation Phase.	12
Types of Excess Withdrawals.	12
Treatment of a Distribution During the Accumulation Phase.	12
Death During the Accumulation Phase.	13

THE GAW PHASE	13

Installments.	13
Calculation of Installment Amount.	14
Installment Frequency Options.	15
Lump Sum Distribution Option.	16

ASSUME THE FOLLOWING:	16

Suspending and Re-Commencing Installments After a Lump Sum Distribution.	16
Optional Resets of the GAW% During the GAW Phase.	16
Effect of Excess Withdrawals During the GAW Phase.	18
Death During the GAW Phase.	18
If You Die After the Initial Installment Date as a Sole Covered Person.	18
If You Die After the Initial Installment Date while Joint Covered Person is Living.	18

THE SETTLEMENT PHASE	19

EXAMPLES OF HOW THE CERTIFICATE WORKS	19

GUARANTEE BENEFIT FEE	22

Will you pay the same amount (in dollars) for the Withdrawal Guarantee every month?	23

DIVORCE PROVISIONS UNDER THE CERTIFICATE	24

During the Accumulation Phase.	24
During the GAW Phase.	24
If there is a Sole Covered Person.	24

If there are two Covered Persons.	25

During the Settlement Phase.	25
EFFECT OF ANNUITIZATION	25

Election of Annuity Options.	25

TERMINATION OF THE GROUP CONTRACT	26
If the Group Contract Owner Terminates the Group Contract.	26
If Great-West Terminates the Group Contract.	27
Other Termination.	27

TERMINATION OF THE CERTIFICATE	27

MISCELLANEOUS PROVISIONS	28
Periodic Communications to Certificate Owners.	28
Amendments to the Group Contract and Certificate.	28
Assignment.	28
Cancellation.	28
Misstatements.	28

FINANCIAL CONDITION OF THE COMPANY	28

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU	29

TAXATION OF THE CERTIFICATE	30
In General.	30
IRAs.	30

ABOUT US	32

SALES OF THE CERTIFICATES	32

ADDITIONAL INFORMATION	33
Owner Questions.	33
Return Privilege.	33
State Regulation.	33
Evidence of Death, Age, Gender, or Survival.	33

LEGAL MATTERS	34

EXPERTS	34

WHERE YOU CAN FIND MORE INFORMATION	34

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
DEFINITIONS	36

SecureFoundationSM
Group Fixed Deferred Annuity Certificate

Issued by:

8515 East Orchard Road
Greenwood Village, CO  80111
Tel. (800) 537-2033

SUMMARY

 Preliminary Note Regarding Terms Used in This Prospectus.

Certain terms used in this prospectus have specific and important meanings.  Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus.  You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.

•
The “Certificate” is the SecureFoundation Group Fixed Deferred Certificate issued by Great-West Life & Annuity Insurance Company pursuant to the terms of a Group Fixed Deferred Annuity Contract (the “Group Contract”) issued to Orchard Trust Company, LLC (“Orchard Trust” or the “Group Contract Owner”).   In certain states this may be an individual contract, which will have the same features and benefits unless otherwise noted.

•	“We,” “us,” “our,” “Great-West,” or the “Company” means Great-West Life & Annuity Insurance Company.

•	“You” or “yours” means the owner of the Certificate described in this prospectus. The terms “you,” “yours,” “Owner,” and “Certificate Owner” may be used interchangeably in this prospectus.

•
“Covered Person” or “Covered Persons” means the person or persons, respectively, named in the Certificate whose age is used for certain important purposes under the Certificate, including determining the amount of the guaranteed income that may be provided by this Certificate.

•
“Covered Fund” or “Covered Funds” refer to the Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio, Maxim SecureFoundationSM Lifetime 2055 Portfolio, and the Maxim SecureFoundationSM Balanced Portfolio.

The Certificate can be owned in the following ways:

•	Sole Owner who is an individual and also the Covered Person.

•	Sole Owner who is an individual and the Covered Person, with his or her spouse as the joint Covered Person.

We believe that in most cases the Certificate will have a sole Owner who is the only Covered Person.  Therefore, for ease of reference, most of the discussion in this prospectus assumes you are the sole Owner and the only Covered Person under the Certificate.  In some places in the prospectus, however, we explain how certain features of the Certificate differ if there are joint Covered Persons.

The following is a summary of the Certificate.  You should read the entire prospectus in addition to this summary.

What is the Certificate?

Certificates are issued pursuant to the terms of the Group Contract, which is a group guaranteed income annuity contract issued by the Company and owned by Orchard Trust.  Certificates are offered to IRA owners that purchase shares of a Covered Fund.  Currently, there is no other way to purchase the Certificate.  The Certificate provides, under certain specified conditions, for guaranteed minimum lifetime income, regardless of how long you live or how the Covered Fund performs.  The Certificate does not have a cash value.

Provided all conditions of the Certificate and Group Contract are met, if the value of the shares in your Covered Fund (“Covered Fund Value”) equals zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or Guaranteed Annual Withdrawal(s) (“GAW”), we will make annual payments to you for the rest of your life.

The amount of the GAW that you may take may increase from time to time based on your Covered Fund Value.  It may also decrease if you take Excess Withdrawals.

The guaranteed income provided by your Certificate is based on the age and life of the Covered Person (or if there are joint Covered Persons, on the age of the younger joint Covered Person and the lives of both Covered Persons).  A joint Covered Person must be your spouse and your spouse must be your sole beneficiary under your IRA.

How much will your Certificate cost?

While your Certificate is in force, a Guarantee Benefit Fee will be calculated and deducted from your Covered Fund Value on a monthly basis.  It will be paid by redeeming the number of fund shares of your Covered Fund equal to the Guarantee Benefit Fee.  The Guarantee Benefit Fee is calculated as a specified percentage of your Covered Fund Value at the time the Guarantee Benefit Fee is calculated.

The Guarantee Benefit Fee pays for the insurance protections provided by the Certificate.

The guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for your Certificate is shown below.  We currently charge 0.90%, which is also shown below.  We may change this fee at any time within the minimum and maximum range described below upon thirty (30) days prior written notice to you.

•	The maximum Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 1.5%.

•	The minimum Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 0.70%.

•	The current Guarantee Benefit Fee for the Certificate, as a percentage of your Covered Fund Value, on an annual basis, is 0.90%.

The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial and other services, and charges imposed by the Covered Funds.

Premium taxes may be applicable in certain states.  Premium tax applicability and rates vary by state and may change.  We reserve the right to deduct any such tax from premium when received.

Can you cancel your Certificate?

The Certificate provides two basic protections to Certificate Owners who purchase this Certificate as a source or potential source of lifetime retirement income or other long-term purposes.  Provided that certain conditions are met, the Certificate protects the Certificate Owner from:

•	longevity risk, which is the risk that a Certificate Owner will outlive the assets invested in the Covered Fund; and

•	income volatility risk, which is the risk of downward fluctuations in a Certificate Owner’s retirement income due to changes in market performance.

Both of these risks increase as a result of poor market performance early in retirement.  Point-in-time risk (which is the risk of retiring on the eve of a down market) significantly contributes to both longevity and income volatility risk.

The Certificate does not provide a guarantee that the Covered Fund or your IRA will retain a certain value or that the value of the Covered Fund or IRA will remain steady or grow over time.  Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the Covered Funds in your Account and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life.  Therefore, it is important for you to understand that while the preservation of capital may be one of your goals, the achievement of that goal is not guaranteed by the Certificate.

How does your Certificate work?

The Certificate has three phases: an “Accumulation Phase,” a “GAW Phase,” and a “Settlement Phase.”

•
The Accumulation Phase:  During the Accumulation Phase, you may make additional Certificate Contributions to your Covered Fund, which establishes your Benefit Base (this is the sum of all Certificate Contributions minus any withdrawals and any adjustments made on the “Ratchet Date” as described later in this prospectus), and take withdrawals from your IRA just as you otherwise would be permitted to (although Excess Withdrawals will reduce the amount of the Benefit Base under the Certificate).  You are responsible for managing your withdrawals during the Accumulation Phase.

•
The GAW Phase:  After you (or if there are joint Covered Persons, the younger joint Covered Person) have turned age 55, then you can enter the GAW Phase and begin to take GAWs (which are annual withdrawals that do not exceed a specified amount) without reducing your Benefit Base.  GAWs before age 59 ½ may result in certain tax penalties.

•
Settlement Phase:  If your Covered Fund Value falls to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs, the Settlement Phase will begin.  During the Settlement Phase, we make Installments to you for as long as you live.  However, the Settlement Phase may never occur, depending on how long you live and how well the Covered Fund performs.

The Installments that you may receive when you are in the GAW Phase or Settlement Phase are determined by multiplying your Benefit Base by the GAW Percentage (GAW%), which is determined by the age of the Covered Person(s).  As described in more detail below, the amount of the Installments may increase on an annual basis during the GAW Phase due to positive Covered Fund performance, and will decrease as a result of any Excess Withdrawals.

How do you purchase a Certificate?

You are required to purchase a Certificate when you first purchase shares of a Covered Fund.  For the SecureFoundation Lifetime Portfolios, you do not actually purchase the Certificate until the first business day of the year that is ten years prior to the date in the name of the fund.  There is no minimum initial investment.  The Certificates are issued in accordance with the terms of the Group Contract issued by us to Orchard Trust.  The Group Contract is a group fixed deferred annuity contract.  Your investment in any Covered Fund is limited to $5,000,000.  Any amount over $5,000,000 will not increase your Benefit Base.

The Certificate may only be purchased under the Group Contract by owners of applicable IRAs.  You may elect to purchase a Certificate by completing an application or other form authorized by us.  If this form is accepted by us at our Administrative Office, we will issue a Certificate to you describing your rights and obligations.

Designated Investment Options.

The following is a list of the currently available Covered Funds

Maxim SecureFoundationSM Lifetime 2015 Portfolio
Maxim SecureFoundationSM Lifetime 2025 Portfolio
Maxim SecureFoundationSM Lifetime 2035 Portfolio
Maxim SecureFoundationSM Lifetime 2045 Portfolio
Maxim SecureFoundationSM Lifetime 2055 Portfolio
Maxim SecureFoundationSM Balanced Portfolio

RISK FACTORS

There are a number of risks associated with the Certificate as described below.

In certain circumstances you may not realize a benefit from the Certificate.

•
You may die before receiving payments from us or you may not live long enough to receive enough income to exceed the amount of the Guarantee Benefit Fees paid. If you (assuming that you are the sole Covered Person) die before the Covered Fund Value is reduced to zero, you will never receive any payments under the Certificate.  The Certificate does not have any cash value or provide a death benefit.  Furthermore, even if you begin to receive Installments in the Settlement Phase, you may die before receiving an amount equal to or greater than the amount you have paid in Guarantee Benefit Fees.

•
The Covered Funds may perform well enough so that you may not need the guarantee.  The Covered Funds are managed by a registered investment adviser, GW Capital Management, LLC, doing business as Maxim Capital Management, LLC (“MCM”), a wholly owned subsidiary of Great-West.  MCM manages the SecureFoundation Lifetime Portfolios to become more conservative as time goes on, which may minimize the likelihood that you will experience a significant loss of capital at an advanced age.  MCM also has the flexibility to manage the SecureFoundationSM Balanced Portfolio conservatively.  Therefore, there is a good chance that the Covered Funds will perform well enough that GAWs will not reduce Covered Fund Value to zero.  As a result, the likelihood that we will make payments to you is minimal.  In this case, you will have paid us the Guarantee Benefit Fee for the life of your Certificate and received no payments in the Settlement Phase in return.

•
You may need to make Excess Withdrawals, which have the potential to substantially reduce or even terminate the benefits available under the Certificate.  Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), you may need to make a withdrawal from your Covered Fund before the start of the GAW Phase or following the start of the GAW Phase in an amount larger than the GAW.  These types of withdrawals are Excess Withdrawals that will reduce or eliminate the guarantee provided by the Certificate.  There is no provision under the Certificate to cure any decrease in the benefits due to Excess Withdrawals.  To avoid making Excess Withdrawals, you will need to carefully manage your withdrawals. The Certificate does not require us to warn you of Excess Withdrawals or other actions with adverse consequences.

•
You may choose to cancel your Certificate prior to a severe market downturn.  The Certificate is designed to protect you from outliving the assets in your Covered Fund.  If you terminate the Certificate before reaching the GAW Phase or Settlement Phase, we will not make payments to you, even if subsequent Covered Fund performance reduces your Covered Fund Value to zero.

•
You might not begin making GAWs at the most financially beneficial time for you. Because of decreasing life expectancy as you age, in certain circumstances, the longer you wait to start taking GAWs, the less likely it is that you will benefit from your Certificate.  On the other hand, the earlier you begin taking GAWs, the lower the GAW Percentage you will receive and therefore the lower your GAWs (if any) will be.  Because of the uncertainty of how long you will live and how your investments will perform over time, it will be difficult for you to determine the most financially beneficial time to begin making GAWs.

•
If you change the provider of your IRA, you may never receive a benefit from the Certificate.  The Certificate is currently available to participants in certain IRAs.  If your IRA moves to a provider that does not offer the Certificate, you may never receive a benefit from the Certificate.  The Guarantee Benefit Fee will not be refunded.

•
We reserve the right to increase the Guarantee Benefit Fee at any time. If we increase the Guarantee Benefit Fee, then depending upon how long you live, you may not receive enough income to exceed the amount of total fees paid.

•
The deduction of the Guarantee Benefit Fee each month will negatively affect the growth of your Covered Fund Value.  The growth of your Covered Fund Value is likely important to you because you may never receive Installments during Settlement Phase. Therefore, depending on how long you live and how your investments perform, you may be financially better off without purchasing the Certificate.

•
The Certificate limits your investment choices.  Only certain funds are available under the Certificate.  These Covered Funds may be managed in a more conservative fashion than other mutual funds available to you.  If you do not purchase the Certificate, it is possible that you may invest in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Covered Funds experience.  It is impossible to know how various investments will fare on a comparative basis.

The Group Contract and Certificate may terminate.

•
The Group Contract Owner may terminate the Group Contract upon 75 days written notice to us. If the Group Contract Owner terminates the Group Contract, then all benefits, rights, and privileges provided by the Group Contract, including without limitation, the Certificate, shall terminate.  In this event, you may choose to utilize the Covered Fund Value in the ways described later in this prospectus under “Termination of the Group Contract—If the Group Contract Owner Terminates the Group Contract.”  The Guarantee Benefit Fee will not be refunded if the Group Contract Owner terminates the Group Contract.

•
We may terminate the Group Contract upon 75 days written notice to the Group Contract Owner. If we terminate the Group Contract, such termination will not adversely affect your rights under the Group Contract, except that we will not permit additional Certificate Contributions to the Covered Fund.  However, we will accept reinvested dividends and capital gains. The Guarantee Benefit Fee will not be refunded if we terminate the Group Contract.

•
The IRA may terminate. In the event of a complete IRA termination, then all benefits, rights, and privileges provided by the Group Contract, including without limitation, the Certificate, shall terminate.  In this event, you may choose to utilize the Covered Fund Value in the ways described later in this prospectus under “Termination of the Group Contract—Other Termination.”  The Guarantee Benefit Fee will not be refunded if the IRA terminates.

•
Covered Funds may become ineligible.  If the Covered Fund that you invest in becomes ineligible for the Certificate, you will be forced to transfer the Covered Fund Value to another Covered Fund.  We reserve the right to designate Covered Funds that were previously eligible for use with the Certificate as ineligible for use with the Certificate, for any reason including due to changes to their investment objectives.  In the event that all Covered Funds become ineligible or if the Covered Funds are liquidated, the Certificate will be terminated.  This will be considered a termination of the Certificate by Great-West and your rights under the Certificate will not be adversely affected, except that no additional Certificate Contributions may be made.  The Guarantee Benefit Fee will not be refunded if the Covered Funds become ineligible or are liquidated.

Your receipt of payments from us is subject to our claims paying ability.

•
Any payments we are required to make to you under the Certificate will depend on our long-term ability to make such payments. We will make all payments under the Certificate in Settlement Phase from our general account, which is not insulated from the claims of our third party creditors.  Therefore, your receipt of payments from us is subject to our claims paying ability.

Currently, our financial strength is rated by three nationally recognized statistical rating organizations (“NRSRO”), ranging from superior to excellent to very strong.  Our ratings reflect the NRSROs' opinions that we have a superior, excellent, or a very strong ability to meet our ongoing obligations.  An excellent and very strong rating means that we may have somewhat larger long-term risks than higher rated companies that may impair its ability to pay benefits payable on outstanding insurance policies on time.  The financial strength ratings are the NRSROs' current opinions of our financial strength with respect to our ability to pay under our outstanding insurance policies according to their terms and the timeliness of payments.  The NRSRO ratings are not specific to the Certificate.

You may obtain information on our financial condition by reviewing Form 10-K, which is the Annual Report we file with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934.  Our Form 10-K for the fiscal year ended December 31, 2008, is incorporated herein by reference.  For further information, see “Financial Condition of the Company” later in this prospectus.

There may be tax consequences associated with the Certificate.

•
The Certificate is novel and innovative and to date, the tax consequences of the Certificate have not been addressed in published legal authorities. You should consult a tax advisor before purchasing a Certificate.  See “Taxation of the Certificate” later in this prospectus for further discussion of tax issues relating to the Certificate.

Other Information

•
You should be aware of various regulatory protections that do and do not apply to the Certificate.  Your Certificate is registered in accordance with the Securities Act of 1933.  The issuance and sale of your Certificate must be conducted in accordance with the requirements of the Securities Act of 1933.  We are also subject to applicable periodic reporting requirements and other requirements imposed by the Securities Exchange Act of 1934.

•
We are neither an investment company nor an investment adviser and do not provide investment advice to you in connection with the Certificate.  Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”).  Accordingly, the protections provided by the Advisers Act and the 1940 Act are not applicable with respect to our sale of the Certificate to you.

•
The Certificate does not protect the assets in your IRA from your creditors. The assets in your IRA are owned by you and not us.  We have no control over any of the assets in your IRA.  The assets in your IRA are not subject to our creditors.  However, assets in your IRA may be subject to being directly attached by your creditors.  Any liquidation of any Covered Fund will be considered an Excess Withdrawal and it may reduce your Benefit Base.

THE CERTIFICATE

The Certificate is a group fixed deferred annuity certificate.  Certificates are offered only to IRA owners whose assets are invested in one or more Covered Funds.  The Certificates are designed for IRA owners who intend to use the investments in the Covered Fund in their IRA as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Covered Fund Value) to provide income payments for retirement or for other purposes.  For more information about the Covered Funds, you should talk to your advisor and review the accompanying prospectuses for the Covered Funds.

Provided that specified conditions are met, the Certificate provides for a guaranteed income over the remaining life of the Certificate Owner (or, if these are joint Covered Persons, the remaining lives of both joint Covered Persons), should the Covered Fund Value equal zero as a result of GAWs, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or Covered Fund performance.

INVESTMENT OPTIONS – THE COVERED FUNDS

The Certificate provides protection relating to your Covered Funds by ensuring that, regardless of how your Covered Fund(s) actually performs or the actual Covered Fund Value when you begin your GAWs for retirement or other purposes, you will receive predictable income payments for as long as you live so long as specified conditions are met.

Currently, you may elect to purchase the Certificate by completing the election form and purchasing one or more of the Covered Funds described below.  For the SecureFoundation Lifetime Portfolios, you do not actually purchase the Certificate until the first Business Day of the year that is ten years prior to the date in the name of the fund, which is known as the “Guarantee Trigger Date.”  For example, if you purchase the Maxim SecureFoundationSM Lifetime 2055 Portfolio, you will not purchase the Certificate until January 3, 2045, you will not have any rights or benefits under the Certificate until January 3, 2045, and you will not be charged the Guarantee Benefit Fee until the end of January 2045.  The Guarantee Trigger Date is also your Certificate Election Date.  You should note that the Company issues the Certificates, but the Company is not your investment adviser and does not provide investment advice to you in connection with the Certificate.

As described in more detail in the Covered Fund prospectuses, in addition to the Guarantee Benefit Fee, there are certain fees and charges associated with the Covered Funds, which may reduce your Covered Fund Value.  These fees may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, and/or administrative fees.

The following information about the Covered Funds is only a summary of important information you should know.  More detailed information about the Covered Funds’ investment strategies and risks are included in each Covered Fund’s prospectus.  Please read that separate prospectus carefully before investing in a Covered Fund.

MAXIM SECUREFOUNDATIONSM BALANCED PORTFOLIO

The portfolio is designed for investors seeking a professionally designed asset allocation program to simplify the accumulation of assets prior to retirement together with the potential benefit of the guarantee provided by the Certificate.  The portfolio strives to provide shareholders with a high level of diversification primarily through both a professionally designed asset allocation model and professionally selected investments in underlying portfolios (the “Underlying Portfolios”).  The intended benefit of asset allocation is diversification, which is expected to reduce volatility over the long-term.

The portfolio is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including Underlying Portfolios that may or may not be affiliated with the Maxim SecureFoundationsm Balanced Portfolio, cash and cash equivalents.

The portfolio has two classes of shares, Class G shares and Class G1 shares.  Each class is identical except that Class G1 shares have a distribution or “Rule 12b-1” plan.   The distribution plan provides for a distribution fee.  Because the distribution fee is paid out of Class G1’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Investment Objective.

The portfolio seeks long-term capital appreciation and income.

The portfolio’s investment objective is non-fundamental and can be changed without shareholder approval.

Principal Investment Strategies.

Under normal conditions, the portfolio will invest 50-70% of its net assets (plus the amount of any borrowings for investment purposes) in Underlying Portfolios that invest primarily in equity securities and 30-50% of its net assets (plus the amount of any borrowings for investment purposes) in Underlying Portfolios that invest primarily in fixed income securities.

MAXIM SECUREFOUNDATIONSM LIFETIME PORTFOLIOS

There are five separate SecureFoundation Lifetime Portfolios.  These are the:

Maxim SecureFoundationSM Lifetime 2015 Portfolio
Maxim SecureFoundationSM Lifetime 2025 Portfolio
Maxim SecureFoundationSM Lifetime 2035 Portfolio
Maxim SecureFoundationSM Lifetime 2045 Portfolio
Maxim SecureFoundationSM Lifetime 2055 Portfolio

Each SecureFoundation Lifetime Portfolio provides an asset allocation strategy and is designed to meet certain investment goals based on an investor’s investment horizon (such as projected retirement date) and personal objectives.

Each SecureFoundation Lifetime Portfolio is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including mutual funds that may or may not be affiliated with the SecureFoundation Lifetime Portfolios (collectively, “Underlying Portfolios”), cash and cash equivalents.  The SecureFoundation Lifetime Portfolios use asset allocation strategies to allocate assets among the Underlying Portfolios.

The SecureFoundation Lifetime Portfolios have two classes of shares, Class G shares and Class G1 shares.  Each class is identical except that Class G1 shares have a distribution or “Rule 12b-1” plan.   The distribution plan provides for a distribution fee.  Because the distribution fee is paid out of Class G1’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Investment Objective.

Each SecureFoundation Lifetime Portfolio seeks long-term capital appreciation and income consistent with its current asset allocation.

Each SecureFoundation Lifetime Portfolio’s investment objective is non-fundamental and can be changed without shareholder approval.

Principal Investment Strategies.

Each SecureFoundation Lifetime Portfolio seeks to achieve its objective by investing in a professionally selected mix of Underlying Portfolios that is tailored for investors planning to retire in, or close to, the year designated in the name of the SecureFoundation Lifetime Portfolio.  Depending on its proximity to the year designated in the name of the SecureFoundation Lifetime Portfolio, each SecureFoundation Lifetime Portfolio employs a different combination of investments among different Underlying Portfolios in order to emphasize, as appropriate, growth, income, and/or preservation of capital.  Over time until the Guarantee Trigger Date, each SecureFoundation Lifetime Portfolio’s asset allocation strategy will generally become more conservative, with greater emphasis on investments that provide for income and preservation of capital, and less on those offering the potential for growth.  Once a SecureFoundation Lifetime Portfolio reaches its Guarantee Trigger Date, the asset allocation between equity and fixed-income investments is anticipated to become relatively static, subject to any revisions to the asset classes, asset allocations, and Underlying Portfolios made by Maxim Capital Management, LLC.  After its Guarantee Trigger Date, it is anticipated that each SecureFoundation Lifetime Portfolio will invest 50-70% of its net assets in Underlying Portfolios that invest primarily in equity securities and 30-50% of its net assets in Underlying Portfolios that invest primarily in fixed income securities.

ADDING AND REMOVING COVERED FUNDS

We may, without the consent of you or the Group Contract Owner, offer new Covered Fund(s) or cease offering Covered Fund(s).  We will notify the Group Contract Owner whenever the Covered Fund(s) are changed.  If we cease offering Covered Funds, then the Certificate Contributions that you made before we ceased offering such Covered Funds will continue to be covered by the Certificate, but we will not accept new Certificate Contributions.  In the event that no Covered Funds are available, the Group Contract and the Certificate will be terminated.  See “Termination of the Group Contract.”

IRA ROLLOVERS

You may fund your IRA with proceeds rolled over or directly transferred from a tax-deferred retirement plan established under Section 401(a), 403(a), 403(b), or 457(b) of the Code (“tax-deferred retirement plan”).  If your rollover is from a tax-deferred retirement plan and you have previously elected a Great-West guaranteed lifetime withdrawal product as part of your investments in your tax-deferred retirement plan, your Benefit Base will be equal to your Benefit Base as it existed under your prior tax-deferred retirement plan immediately prior to your rollover.  Your new Benefit Base after the IRA rollover will only equal the Benefit Base you had under your tax-deferred retirement plan if you:  (a) invest the rollover or transfer proceeds covered by the Great-West guaranteed lifetime withdrawal benefit product immediately prior to distribution from the tax-deferred retirement plan in the Covered Fund(s); (b) invest in the same Covered Fund, except if the Certificate Owner is in Settlement Phase; and (c) you Request the restoration of the Benefit Base as it existed under your tax-deferred retirement plan.  You will deemed to have made the request  if you become an IRA owner as a result of a de minimis rollover, which means that you will not need to take any further action to request the prior Benefit Base that you had under your tax-deferred retirement plan.  To maintain the same Benefit Base, you must be in the same Phase that you were in at the time of the rollover or transfer after the rollover or transfer is complete.

THE ACCUMULATION PHASE

As stated previously in this prospectus, the Certificate has three phases:  an “Accumulation Phase,” “GAW Phase,” and “Settlement Phase.”  The Accumulation Phase is described in the following section of this prospectus.

The Accumulation Phase is the period of time between the Certificate Election Date, which is the date your Certificate is issued by Great-West, and the first day of the GAW Phase.  During this Phase, you will establish your Benefit Base which will be used later to determine the amount of your GAWs.

Benefit Base.

On your Certificate Election Date, the initial Benefit Base is calculated based on your initial Covered Fund Value.  However, if your initial Certificate Contribution is a rollover from a tax deferred retirement plan, your Benefit Base may equal the benefit base you had under your tax deferred retirement plan.  See IRA Rollovers above for more information.

The initial Benefit Base is the sum of all Certificate Contributions made to the Covered Fund(s) on the Certificate Election Date.  Certificate Contributions immediately increase your Benefit Base on a dollar-for-dollar basis.

A few things to keep in mind regarding the Benefit Base:

•
The Benefit Base is used only for purposes of calculating your Installment Payments during the GAW Phase and the Settlement Phase.  It has no other purpose.  The Benefit Base does not provide and is not available as a cash value or settlement value.

•	It is important that you do not confuse your Benefit Base with the Covered Fund Value.

•	During the Accumulation Phase and the GAW Phase, the Benefit Base will be re-calculated on an annual basis as described below, which is known as your Ratchet Date.

Subsequent Certificate Contributions to Your Account.

During the Accumulation Phase, you may make additional Certificate Contributions to the Covered Funds in addition to your initial Certificate Contribution.  Subsequent Certificate Contributions can be made by cash deposit (subject to limitations under federal tax law), Transfers, or may include rollovers from other retirement accounts.  Additional Certificate Contributions may not be made after the Accumulation Phase ends.

All additional Certificate Contributions made after the Certificate Election Date will increase the Benefit Base dollar-for-dollar.  Reinvested dividends, capital gains, and settlements from the Covered Fund(s) will not be considered Certificate Contributions for the purpose of calculating the Benefit Base.  However, they will increase the Covered Fund Value.

During the Accumulation Phase, the Benefit Base will be evaluated and, if necessary, adjusted on an annual basis.  This is known as the Ratchet Date and it occurs on the anniversary of the Certificate Election Date.  It is important to be aware that even though your Covered Fund Value may increase due to dividends, capital gains, or settlements from the underlying Covered Fund, the Benefit base will not increase due to dividends, capital gains or settlements from the underlying Covered Fund until the next Ratchet Date.  Unlike Covered Fund Value, your Benefit Base will never decrease solely due to negative Covered Fund performance.

On each Ratchet Date during the Accumulation Phase, the Benefit Base is automatically adjusted (“ratcheted”) to the greater of:

(a) the current Benefit Base; or

(b) the current Covered Fund Value.

Example of Ratchet Date Adjustments during the Accumulation Period

Assume the following:

Benefit Base on Certificate Election Date (of January 2, 2009) = $100,000

Covered Fund Value on Certificate Election Date= $100,000

Dividends and Capital Gains paid June 30, 2009 = $5,000

Covered Fund Value on June 30, 2009 = $105, 000

Benefit Base on June 30, 2009 = $100,000

No other Certificate Contributions, Dividends, or Capital Gains are paid to the Account for the rest of the year.

Covered Fund Value on January 2, 2010 = $105,000

So, because the Covered Fund Value is greater than the Benefit Base on the Ratchet Date (January 2, 2010), the Benefit Base is adjusted to $105,000 effective January 2, 2010.

Great-West reserves the right to refuse additional Certificate Contributions at any time and for any reason.  If Great-West refuses additional Certificate Contributions, you will retain all other rights under the Certificate.

Excess Withdrawals During the Accumulation Phase.

Because the Certificate is held in your IRA, you may make withdrawals or change your Account investments at any time and in any amount that you wish, subject to any federal tax limitations.  During the Accumulation Phase, however, any withdrawals or Transfers from your Covered Fund Value will be categorized as Excess Withdrawals.

You should carefully consider the effect of an Excess Withdrawal on both the Benefit Base and the Covered Fund Value during the Accumulation Phase, as this may affect your future benefits under the Certificate.  In the event you decide to take an Excess Withdrawal, as discussed below, your Covered Fund Value will be reduced dollar-for-dollar in the amount of the Excess Withdrawal.  The Benefit Base will be reduced by the ratio of the Covered Fund Value after the Excess Withdrawal reduction is applied.  Accordingly, your Benefit Base could be reduced by more than the amount of the withdrawal.

Example of Effects of an Excess Withdrawal taken during the Accumulation Period

Assume the following:

Covered Fund Value before the Excess Withdrawal adjustment = $50,000

Benefit Base = $100,000

Excess Withdrawal amount: $10,000

So,

Covered Fund Value after adjustment= $50,000 - $10,000 = $40,000

Covered Fund Value adjustment = $40,000/$50,000 = 0.80

Adjusted Benefit Base = $100,000 x 0.80 = $80,000

Types of Excess Withdrawals.

A Distribution or Transfer during the Accumulation Phase is considered an Excess Withdrawal.  An Excess Withdrawal will reduce your Benefit Base and Covered Fund Value.  A Distribution occurs when money is paid to you from the Covered Fund Value.  A Transfer occurs when you transfer money from a Covered Fund to another IRA investment.  A Transfer will occur even if you transfer money from one Covered Fund to a different Covered Fund in your IRA.  If you Transfer any amount out of out of the Maxim SecureFoundationSM Balanced Portfolio or the SecureFoundation Lifetime Portfolios after the Guarantee Trigger Date, then you will be prohibited from making any Transfers into the same Covered Fund for at least ninety (90) calendar days.

Note:  The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Covered Fund.    You should carefully monitor your Covered Fund, any withdrawals from your Covered Fund, and any changes to your Benefit Base.  You may contact us at 1-866-317-6586 for information about your Benefit Base.

Treatment of a Distribution During the Accumulation Phase.

At the time of any partial or periodic Distribution, if the Covered Person is 55 years of age or older, you may elect to begin the GAW Phase (as described below) and begin receiving GAWs at that time.  If you choose not to begin the GAW Phase, the Distribution will be treated as an Excess Withdrawal and will reduce your Covered Fund Value and your Benefit Base (as described above).

If the Covered Person is not yet 55 years old, then any partial or periodic Distribution will be treated as an Excess Withdrawal as described above.

Any Distribution made to satisfy any contribution limitation imposed under federal law will be considered an Excess Withdrawal at all times.  You should consult a qualified tax advisor regarding contribution limits and other tax implications.

Death During the Accumulation Phase.

If a GLWB Elector dies during the Accumulation Phase, then we will terminate the Certificate and pay the Covered Fund Value to the Beneficiary in accordance with the terms of the IRA (unless an election is made by a Beneficiary that is the spouse of the GLWB Elector).  A Beneficiary that is the spouse of the GLWB Elector may choose either to:

•	become a new GLWB Elector and maintain the deceased GLWB Elector’s current Benefit Base (or proportionate share if multiple Beneficiaries) as of the date of death; or
•	to establish a new Account with a new Benefit Base based on the current Covered Fund Value on the date of the deceased GLWB Elector’s death.

In either situation, the spouse Beneficiary shall become a GLWB Elector and the Ratchet Date will be the date when his or her Account is established.

A Beneficiary who is not the spouse of the GLWB Elector cannot elect to maintain the current Benefit Base, but may elect to establish a new Account.  The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established.

To the extent to that the Beneficiary becomes a GLWB Elector, he or she will be subject to all terms and conditions of the Certificate, the IRA Contract, and the Code.   Any election made by Beneficiary pursuant to this section is irrevocable.

THE GAW PHASE

The GAW Phase begins when you elect to receive GAWs under the Certificate.  The GAW Phase continues until the Covered Fund Value reaches zero and the Settlement Phase begins.

The GAW Phase cannot begin until all Covered Persons attain age 55 and have a distributable event under the IRA and the Code.  Installments will not begin until Great-West receives appropriate and satisfactory information about the age of the Covered Person(s) in good order and in manner reasonably satisfactory to Great-West.

In order to initiate the GAW Phase, you must submit a written Request to Great-West.  At that time, you must provide sufficient documentation for Great-West to determine the age of each Covered Person.

Because the GAW Phase cannot begin until all Covered Persons under the Certificate attain age 55, any Distributions taken before then will be considered Excess Withdrawals and will be deducted from the Covered Fund Value and Benefit Base.  See Accumulation Phase for more information.  No Certificate Contributions may be made to the Covered Fund(s) on and after the Initial Installment Date, which is the date that GAWs begin.

Installments.

It is important that you understand how the GAW is calculated because it will affect the benefits you receive under the Certificate.  Once the GAW Phase has been initiated and the age of the Covered Person(s) is verified, we will determine the amount of the GAW.

To determine the amount of the GAW, we will compare the current Benefit Base to the current Covered Fund Value on the Initial Installment Date.  If the Covered Fund Value exceeds the Benefit Base, the Covered Fund Value will become the Benefit Base and the GAW will be based on that amount.

During the GAW Phase, your Benefit Base will receive an annual adjustment or “ratchet” just as it did during the Accumulation Phase.  Your Ratchet Date will become the anniversary of Initial Installment Date and will no longer be the anniversary of the Certificate Election Date.

Just like the Accumulation Phase, the Benefit Base will be automatically adjusted on an annual basis, on the Ratchet Date, to the greater of:

(a) the current Benefit Base; or

(b) the current Covered Fund Value.

Your Benefit Base is used to calculate the GAW you receive. However, even though the Benefit Base is adjusted annually, your GAW% will not change unless you request a Reset of the GAW%.  See “The GAW Phase--Optional Resets of the GAW% During the GAW Phase” below.

It is important to note that Installments during the GAW Phase will reduce your Covered Fund Value on a dollar-for-dollar basis, but they will not reduce your Benefit Base.

Calculation of Installment Amount.

The GAW% is based on the age of the Covered Person(s) at the time of the first Installment.  If there are two Covered Persons the percentage is based on the age of the younger Covered Person.

The GAW is based on a percentage of the Benefit Base pursuant to the following schedule:

Sole Covered Person	Joint Covered Person
4.0% for life at ages 55-64	3.25% for youngest joint life at ages 55-64
5.0% for life at ages 65-69	4.25% for youngest joint life at ages 65-69
6.0% for life at ages 70-79	5.25% for youngest joint life at ages 70-79
7.0% for life at ages 80+	6.25% for youngest joint life at ages 80+

The GAW will then be calculated by multiplying the Benefit Base by the GAW%.  The amount of the Installment equals the GAW divided by the number of payments per year under the elected Installment Frequency Option, as described below.

Numerical Example of GAW Calculation

Assume the following:

Sole Covered Person
Age of Covered Person at Initial Installment Date: 60
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000
GAW% based on Age = 4.0%

GAW% x (Adjusted Benefit Base) = 4.0% x $120,000 = $4,800
Installment Frequency = Monthly (12 payments per year)

So           GAW/Installment Frequency = $4,800/12 = $400
The monthly Installment will be $400

Numerical Example of GAW Calculation, Joint Covered Persons

Assume the following:

Joint Covered Persons
Age of primary Covered Person at Initial Installment Date: 65
Age of joint Covered Person at Initial Installment Date: 58
Youngest Age for Determination of GAW: 58
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000
GAW% based on Age = 3.25%

GAW% x (Adjusted Benefit Base) = 3.25% x $120,000 = $3,900
Installment Frequency = Monthly (12 payments per year)

So           GAW/Installment Frequency = $3,900/12 = $325
The monthly Installment will be $325

Any election which affects the calculation of the GAW is irrevocable.  Please consider all relevant factors when making an election to begin the GAW Phase.  For example, an election to begin the receiving Installments based on a sole Covered Person cannot subsequently be changed to joint Covered Persons once the GAW Phase has begun.  Similarly, an election to receive Installments based on joint Covered Persons cannot subsequently be changed to a sole Covered Person.

Installment Frequency Options.

Your Installment Frequency Options are as follows:

(a) Annual – the GAW will be paid on the Initial Installment Date and each anniversary annually, or next business day, thereafter.

(b) Semi-Annual – half of the GAW will be paid on the Initial Installment Date and in Installments every 6 month anniversary, or next business day, thereafter.

(c) Quarterly – one quarter of the GAW will be paid on the Initial Installment Date and in Installments every 3 month anniversary, or next business day, thereafter.

(d) Monthly – one-twelfth of the GAW will be paid on the Initial Installment Date and in Installments every monthly anniversary, or next business day, thereafter.

You may Request to change the Installment Frequency Option starting on each Ratchet Date during the GAW Phase.

Lump Sum Distribution Option.

At any time during the GAW Phase, if you are receiving Installments more frequently than annually, you may elect to take a lump sum Distribution up to the remaining scheduled amount of the GAW for that year.

Numerical Example of Lump Sum Distribution

Assume the following:

GAW = $4,800 with a monthly distribution of $400
Three monthly Installments have been made (3 x $400 = $1,200)

Remaining GAW = GAW – paid Installments to date = $4,800 - $1,200 = $3,600

So, a Lump Sum Distribution of $3,600 may be taken.

Suspending and Re-Commencing Installments After a Lump Sum Distribution.

It is your responsibility to Request the suspension of the remaining Installments that are scheduled to be paid during the year until the next Ratchet Date and to re-establish Installments upon the next Ratchet Date, if applicable.  If you choose not to suspend the remaining Installments for the year, an Excess Withdrawal may occur.  (See - Effect of Excess Withdrawals During the GAW Phase described below).

After receiving a Lump Sum Distribution and suspending Installments, you must notify Great-West that you wish to recommence Installment payments for the next year.  Great-West must receive notice 30 calendar days before the next Ratchet Date that you wish to recommence payments; otherwise, Great-West will not make any Installments.  The Ratchet Date will not change if Installments are suspended.

Optional Resets of the GAW% During the GAW Phase.

You may Request, on an annual basis, a Reset of the GAW% during the GAW Phase within thirty (30) calendar days prior to the Ratchet Date.

If requested, Great-West shall multiply the Covered Fund Value as of the Ratchet Date by the GAW% (based on your, or the younger joint Covered Person’s, Attained Age on the Ratchet Date) and determine if it is higher than the current Benefit Base multiplied by the current applicable GAW%.  If so, the current GAW% will change to the Attained Age GAW% and the Benefit Base will change to the current Covered Fund Value as of the Ratchet Date.  If it does not, the Reset shall be void but a Ratchet may still occur.  If the Reset takes effect, it will be effective on the Ratchet Date as the Ratchet Date does not change due to Reset.

If	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) is greater than
(Current GAW%) x (Current Benefit Base)

Then	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) becomes new GAW and
(Covered Fund Value) = (New Benefit Base)

Numerical Example When Reset is Beneficial

Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $120,000
Current Benefit Base = $125,000
Current GAW% before Ratchet Date:  4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW%) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained Age GAW%) x (Covered Fund Value) = 6% x $120,000 = $7,200

So           New GAW Amount is $7,200
New Benefit Base is $120,000
New GAW% is 6%

Numerical Example When Reset is NOT Beneficial

Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $75,000
Current Benefit Base = $125,000
Current GAW% before Ratchet:  4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW %) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained age withdrawal %) x (Covered Fund Value) = 6% x $75,000 = $4,500

So, because $4,500 is less than current GAW of $5,000, no Reset occurs.

Effect of Excess Withdrawals During the GAW Phase.

After the Initial Installment Date, a Distribution or Transfer that is greater than the GAW will be considered an Excess Withdrawal.  The Benefit Base will be adjusted by the ratio of the new Covered Fund Value (after the Excess Withdrawal) to the previous Covered Fund Value (after the GAW).

If an Excess Withdrawal occurs, the GAW and current Benefit Base will be adjusted on the next Ratchet Date.

Numerical Example Effect of Excess Withdrawals During the GAW Phase

Assume the following:

Covered Fund Value before GAW = $55,000
Benefit Base = $100,000
GAW%:  5%
GAW Amount = $100,000 x 5% = $5,000

Total annual withdrawal: $10,000

So,
Excess Withdrawal = $10,000 – $5,000 = $5,000
Covered Fund Value after GAW = $55,000 – $5,000 = $50,000
Covered Fund Value after Excess Withdrawal = $50,000 – $5,000 = $45,000
Covered Fund Value Adjustment due to Excess Withdrawal = $45,000/$50,000 = 0.90
Adjusted Benefit Base = $100,000 x 0.90 = $90,000
Adjusted GAW Amount (assuming no Benefit Base increase on succeeding Ratchet Date) = $90,000 x 5% = $4,500

Note:  The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Covered Fund.    You should carefully monitor your Covered Fund, any withdrawals from your Covered Fund, and any changes to your Benefit Base.  You may contact us at 1-866-317-6586 for information about your Benefit Base.

Death During the GAW Phase.

If You Die After the Initial Installment Date as a Sole Covered Person.

If you die after the Initial Installment date without a joint Covered Person, the Certificate will terminate and no further Installments will be paid.  The remaining Covered Fund Value shall be distributed to the Beneficiaries in accordance with the IRA.  If permitted by the IRA and the Code, the GLWB Elector’s Beneficiary may elect to become an Owner in which event an initial Benefit Base shall be established and he or she will be subject to all terms and conditions of the Certificate, the IRA Contract and the Code.  This will be a new Certificate Election Date.  Any election made by the Beneficiary is irrevocable.

If You Die After the Initial Installment Date while Joint Covered Person is Living.

Upon your death after the Initial Installment Date, and while the joint Covered Person is still living, the joint Covered Person/Beneficiary may elect to become an Owner (if permitted by the IRA and the Code) and he or she will acquire all rights under the Certificate and continue to receive GAW Installments based on your original election.  Installments may continue to be paid to the surviving Covered Person based on the GAW% for joint Covered Persons as described above.

Installments will continue to be paid to the surviving Covered Person until his or her death and the surviving Covered Person’s beneficiary will receive any remaining Covered Fund Value on the date of death.  Alternatively, he or she may elect to receive his or her portion of the Covered Fund Value on the date of death as a lump sum Distribution or can separately elect to become an Owner and will be subject to all terms and conditions of the Certificate, the IRA Contract and the Code.  If the surviving Covered Person elects to separately become an Owner, the date of the election will be the new Ratchet Date.

Any election made by the Beneficiary is irrevocable.

THE SETTLEMENT PHASE

The Settlement Phase begins when the Covered Fund Value has reduced to zero as a result of negative Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs, but the Benefit Base is still positive.  It is also important to understand that the Settlement Phase is the first time that we use our own money to make Installments to you.  During the GAW Phase, the GAWs are made first from your own investment.

Installments continue for your life under the terms of the Certificate, but all other rights and benefits under the Certificate will terminate.  Installments will continue in the same frequency as previously elected, and cannot be changed during the Settlement Phase.  Distributions and Transfers are not permitted during the Settlement Phase.

During the Settlement Phase, the Guarantee Benefit Fee will not be deducted from the Certificate or from the Installments.

When the last Covered Person dies during the Settlement Phase, the Certificate will terminate and no Installments will be paid to the Beneficiary.

EXAMPLES OF HOW THE CERTIFICATE WORKS

A note about the examples:
▪	All Certificate Contributions are assumed to be at the end of the year and occur immediately before the next Ratchet Date.
▪	All withdrawals are assumed to be at the beginning of the year and occur on the Ratchet Date.
▪	All positive investment performance of the Covered Fund is assumed to be net of investment management fees.
▪	In all of the examples, we have assumed that you have access to your Covered Fund Value until it is depleted:
o	If you die before the Covered Fund Value is depleted, the remaining Covered Fund Value would be available to your Beneficiary.
o	If you need to take a withdrawal in excess of your GAW, you may take up to the Covered Fund Value, which will be considered an Excess Withdrawal.

Example 1 – Basic: Assume you buy the Certificate at age 65 and start taking GAWs in annual Installments immediately.  Also, assume that the Covered Fund Value (net of investment management fees) decreases by 10% in the first two years and increases by 5% every year thereafter.

Details:
▪	Sole Covered Person
▪	Initial Covered Fund Value: $500,000
▪	GAW Percent: 5%
▪	GAW Amount: $500,000 x 5% = $25,000
▪	Guarantee Benefit Fee: 0.90%
▪	Changes in Covered Fund Value (net of investment management fees):
o	Year 1: -10%, Year 2: -10%, Years 3+: 5%

Result:
▪	You annually withdraw $25,000 from your Covered Fund until about age 87 when the Covered Fund is depleted:
o	At age 87 your Covered Fund Value is $9,474.
o	You withdraw the $9,474 which depletes the Covered Fund and you are now in Settlement Phase.
o	We provide the remaining $15,526 necessary to make the Installment of $25,000.
▪	We continue to pay Installments of $25,000 each year for your life.

Illustration:

Example 2 – Ratchet: Assume you buy the Certificate at age 55 and start taking GAWs in annual Installments at age 65.  Also, assume that the Covered Fund Value (net of investment management fees) increases by 5% in years 1 through 7, decreases by 10% in years 8 through 11, and increases by 5% thereafter.

Details:
▪	Sole Covered Person
▪	Initial Covered Fund Value: $500,000
▪	GAW Percent: 5%
▪	Guarantee Benefit Fee: 0.90%
▪	Changes in Covered Fund Value (net of investment management fees):
o	Years 1 through 7: 5%, Years 8 through 11: -10%, Years 12+: 5%

Result:
▪	Positive Covered Fund performance through year 7 results in a Covered Fund Value of $662,407 on your Ratchet Date.
▪	Your Benefit Base Ratchets to $662,407.
▪	Covered Fund Value at the beginning of year 10 is $468,552, but GAWs are based on the Benefit Base, which is $662,407.
o	GAWs are $662,407 x 5% = $33,120.
▪	You annually withdraw $33,120 from your Covered Fund until about age 81 when the Covered Fund is depleted:
o	At age 81, your Covered Fund Value is $13,326.
o	You withdraw the $13,326 which depletes the Covered Fund and you are now in Settlement Phase. We provide the remaining $19,794 necessary to make the Installment $33,120.
▪	We continue to pay Installments of $33,120 each year for your life.

Illustration:

Example 3 – Additional Certificate Contributions: Assume you buy the Certificate at age 55 and you make annual Certificate Contributions of $2,500 until you start taking GAWs in annual Installments at age 65.  Also, assume that the Covered Fund Value (net of investment management fees) decreases by 5% in years 1 through 10 and increases by 5% thereafter.

Details:
▪	Sole Covered Person
▪	Initial Covered Fund Value: $500,000
▪	Additional Annual Certificate Contributions until GAWs Begin: $2,500
▪	GAW Percent: 5%
▪	Guarantee Benefit Fee: 0.90%
▪	Changes in Covered Fund Value (net of investment management fees):
o	Years 1 through 10: -5%, Years 11+: 5%

Result:
▪	Poor Covered Fund performance in years 1 through 10 results in a Covered Fund Value of $291,493 at the end of year 10.
▪	Your Benefit Base at the end of year 10 is $525,000 as a result of the additional Certificate Contributions in years 1 through 10.
o	GAWs are $525,000 x 5% = $26,250.
▪	You annually withdraw $26,250 from your Covered Fund until about age 79 when the Covered Fund is depleted:
o	At age 79, your Covered Fund Value is $8,316.
o	You withdraw the $8,316 which depletes the Covered Fund and you are now in Settlement Phase. We provide the remaining $17,934 necessary to make the Installment $26,250.
▪	We continue to pay Installments of $26,250 each year for your life.

Illustration:

GUARANTEE BENEFIT FEE

After you purchase your Certificate, you are required to pay the Guarantee Benefit Fee.  The Guarantee Benefit Fee is set forth in your Certificate, and is based on the dollar amount of your Covered Fund Value.  The Guarantee Benefit Fee will be deducted monthly as a separate charge from your Covered Fund and will be paid by redeeming the number of fund shares of your Covered Fund(s) equal to the Guarantee Benefit Fee.  We will collect the fee on a monthly basis in arrears.  We reserve the right to change the frequency of the deduction, but will notify you in writing at least thirty (30) days prior to the change. Because your Benefit Base may not exceed $5,000,000, we will not charge the Guarantee Benefit on an amount of your Covered Fund Value that exceeds $5,000,000.

Currently the Guarantee Benefit Fee is 0.90% and is subject to a minimum of 0.70% and a maximum of 1.50%.  This is the guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for your Certificate.  We may change the current fee at any time within the minimum and maximum range described below upon thirty (30) days written notice to you.  Changing the Guarantee Benefit Fee is solely in our discretion.  We do not need the happening of any event before we may change the Guarantee Benefit Fee.

The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial, and other services, and charges imposed by the mutual funds in which you invest.

Example of how the Guarantee Benefit Fee is Computed

Date: 1/31/2010
Covered Fund Value = $100,000
Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12
Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

The Guarantee Benefit Fee compensates us for the costs and risks we assume for providing the Certificate (including marketing, administration, and profit).

If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), the Certificate will terminate as of the date that the fee is due.

Will you pay the same amount (in dollars) for the Withdrawal Guarantee every month?

Because the amount (in dollars) you pay us for the Guarantee Benefit Fee varies based in part on your Covered Fund Value, it will likely change from month-to-month.  Only if your Covered Fund Value multiplied by the Guarantee Benefit Fee percentage is exactly the same amount (in dollars) every month will your actual fee remain constant.

Example 1: Declining Covered Fund Value results in declining Guarantee Benefit Fee

Date: 1/31/2010
Covered Fund Value = $100,000
Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12
Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

Date: 2/28/2010
Covered Fund Value = $90,000
Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12
Guarantee Benefit Fee = 0.90% x $90,000 / 12 = $67.50

Note: in this example, the Guarantee Benefit Fee declined because the Covered Fund Value declined.  This could be the result of negative Covered Fund performance.

Example 2: Increasing Covered Fund Value results in increasing Guarantee Benefit Fee

Date: 1/31/2010
Covered Fund Value = $100,000
Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12
Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

Date: 2/28/2010
Covered Fund Value = $120,000
Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12
Guarantee Benefit Fee = 0.90% x $120,000 / 12 = $90.00

Note: in this example, the Guarantee Benefit Fee increased because the Covered Fund Value increased. This could be the result of several factors including positive Covered Fund performance, Transfers, or Certificate Contributions.

DIVORCE PROVISIONS UNDER THE CERTIFICATE

In the event of a divorce whose decree affects a Certificate, we will require written notice of the divorce in a manner acceptable to us and a copy of the applicable Qualified Domestic Relations Order (“QDRO”).  A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable with respect to a GLWB Elector.  A QDRO may also assign an Alternate Payee the right to receive these benefits.

Depending on which phase the Certificate is in when we receive the QDRO, the benefits of the Certificate will be altered to comply with the QDRO.  The Alternate Payee under the QDRO may make certain elections during the Accumulation or GAW Phases.  Any elections made by the Alternate Payee are irrevocable   To the extent that an Alternate Payee becomes a GLWB Elector, he or she will be subject to all terms and conditions of the Certificate, the IRA Contract and the Code.

During the Accumulation Phase.

Great-West will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the Accumulation Phase.  The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.

If the Alternate Payee is the GLWB Elector’s spouse during the Accumulation Phase, he or she may elect to become a GLWB Elector, either by:

(i)	maintaining the current Benefit Base of the previous GLWB Elector; or

(ii)	establishing a new Benefit Base based on the current Covered Fund Value on the date his or her Account is established and he or she will continue as a GLWB Elector.

If the Alternate Payee elects to maintain the current Benefit Base, the Benefit Base and the Covered Fund Value will be divided between the GLWB Elector and the Alternate Payee.  The Covered Fund Value will be divided pursuant to the terms of the QDRO.  The Benefit Base will be divided in the same proportion as the Covered Fund Value.

In either situation, the Alternate Payee’s Certificate Election Date shall be the date the Account is established.

A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base, or proportionate share, but may elect to establish a new GLWB.  The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.

During the GAW Phase.

Great-West will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the GAW Phase.  The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.

If there is a Sole Covered Person.

Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO.  The GLWB Elector may continue to receive the proportional GAWs after the accounts are split.  If the Alternate Payee is the GLWB Elector’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to become a GLWB Elector.

If there are two Covered Persons.

Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO.  The GLWB Elector may continue to receive the proportional GAWs after the accounts are split, based on the amounts calculated pursuant to the joint Covered Person GAW%.

If the Alternate Payee is the GLWB Elector’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to continue proportionate GAWs in the GAW Phase based on the amounts calculated pursuant to the joint Covered Persons GAW%, described in the GAW Phase – Calculation of Installment, after the accounts are split.   A new Ratchet Date will be established for the Alternate Payee on the date the Accounts are split.  Within thirty (30) days of each person’s Ratchet Date, the GLWB Elector and Alternate Payee can each elect a Reset based on the person’s own Attained Age GAW% for joint Covered Persons.

In the alternative, the Alternate Payee may establish a new GLWB in the Accumulation Phase with the Benefit Base based on the current Covered Fund Value on the date his or her Account is established.

A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base or GAW but may elect to establish a new GLWB.  The Benefit Base and Certificate Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.

During the Settlement Phase.

If a Request in connection with a QDRO is approved during the Settlement Phase, Great-West will divide the Installment pursuant to the terms of the QDRO.  Installments will continue pursuant to the lives of each payee.

EFFECT OF ANNUITIZATION

If you elect to annuitize, if permitted by the IRA, prior to the Initial Installment Date, the Certificate will terminate for those Covered Fund assets and the Guarantee Benefit Fee will not be refunded.  If, based upon information provided by the Certificate Owner, the GLWB Elector is entitled to a Distribution under the applicable terms and provisions of the IRA and the Code sections governing the IRA, all or a portion of an Account may be applied to an annuity payment option selected by the GLWB Elector, so long as the requirements of the Code are met.  Thereafter, the Certificate shall no longer be applicable with respect to amounts in the annuity payment option.

The amount to be applied to an annuity payment option is: (i) the portion of the Account value elected by GLWB Elector, less (ii) Applicable Tax, if any, less (iii) any fees and charges described in the Certificate.  The minimum amount that may be applied under the elected annuity option is $5,000.  If any payments to be made under the elected annuity payment option will be less than $50, Great-West may make the payments in the most frequent interval that produces a payment of at least $50.

Great-West will issue a certificate or other statement setting forth in substance the benefits, rights, and privileges to which such person is entitled under the Group Contract, to each Annuitant describing the benefits payable under the elected annuity payment option.

Election of Annuity Options.

An Annuitant is required to elect an annuity payment option.  The Annuitant must Request an annuity payment option or change an annuity payment option no later than 30 days prior to the Annuity Commencement Date elected by the GLWB Elector.

To the extent available under the IRA, the annuity payment options are:

•	Income for Single Life Only

•	Income for Single Life with Guaranteed Period

•	Income for Joint Life Only

•	Income for Joint Life with Guaranteed Period

•	Income for a Specific Period

•	Any other form of annuity payment permitted under the IRA, if acceptable to Great-West.

The annuity option that will always be available is the Income for Single Life Only Annuity.  If this annuity option is elected, Great-West will make payments to the Annuitant at a frequency specified in the annuity certificate or other statement for the duration of the Annuitant’s lifetime.  Payments will cease pursuant to the terms of the certificate or other statement.

Annuity purchase rates will be the same rates that are available for a Single Premium Immediate Annuity currently offered by Great-West at the time of annuitization.

TERMINATION OF THE GROUP CONTRACT

The Certificate may be terminated if the Group Contract is terminated.

Either Great-West or the Group Contract Owner may terminate the Group Contract with advance written notice to the other party. The Group Contract termination date shall be the seventy-fifth (75th) or next Business Day after the date written notice is received in the Administrative Offices in good order.  Prior to the Group Contract termination date, Great-West and the Group Contract Owner may agree to an alternate Group Contract termination date.  Pursuant to the terms of the SecureFoundation Trust Agreement (“Trust”), Orchard Trust may not terminate the Trust or the Group Contract without a successor trustee being first named.  If a successor trustee is named, the Certificate Owner will not lose his or her rights under the Certificate.

If the Group Contract Owner Terminates the Group Contract.

If the Group Contract Owner terminates the Group Contract, all benefits, rights, and privileges provided by the Group Contract, including without limitation, the Certificate shall terminate.  We will not refund the Guarantee Benefit Fee upon termination of the Group Contract.

In the event of a termination, you may choose to utilize the Covered Fund Value in the following ways:

If you are eligible to receive Distributions under the IRA:

(a)
you may elect a direct rollover of the Covered Fund Value to an IRA that offers a Great-West approved GLWB feature, if available.  In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature.  Great-West determines in its sole discretion whether or not it will approve any GLWB feature.  The terms and conditions of any new GLWB feature will likely differ from the terms and conditions of the Certificate.  In addition, the fees associated with any new GLWB feature will likely differ from the Guarantee Benefit Fee.

(b)
you may choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit you to apply your Benefit Base and GAW to such feature.  In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s) and you will lose any rights provided under the Group Contract and Certificate.

If the GLWB Elector does not elect or is not eligible to receive a Distribution:

The Covered Fund Value will be liquidated and invested pursuant to the terms of the IRA.  This liquidation will cause the Benefit Base and the Covered Fund Value to be reduced to zero and any and all other benefits provided under the Group Contract and Certificate shall terminate on the Group Contract termination date.

If Great-West Terminates the Group Contract.

If Great-West terminates the Group Contract, such termination will not adversely affect the Certificate Owner’s rights under the Group Contract, except that additional Certificate Contributions may not be invested in the Covered Fund(s) other than reinvested dividends and capital gains.  You will still be obligated to pay the Guarantee Benefit Fee.

Other Termination.

In addition, all rights under the Group Contract and the Certificate terminate if the IRA is terminated. We will not refund the Guarantee Benefit Fee upon termination of the IRA.

In the event of a complete IRA termination, the affected GLWB Elector (“Terminated GLWB Elector”) may elect a direct rollover of his or her Covered Fund assets to an IRA that offers a Great-West approved GLWB feature, if available.  In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature.  Great-West determines in its sole discretion whether or not it will approve any GLWB feature.  The terms and conditions of any new GLWB feature will likely differ from the terms and conditions of the Certificate.  In addition, the fees associated with any new GLWB feature will likely differ from the Guarantee Benefit Fee.

The Terminated GLWB Elector may instead choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit the GLWB Elector to apply his or her Benefit Base and GAW to such feature.  In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s) and the GLWB Elector will lose any rights provided under the Group Contract and Certificate.

TERMINATION OF THE CERTIFICATE

The Certificate will terminate upon the earlier of:

a.	the date of death of the Certificate Owner if there is no surviving Covered Person; or

b.	the date there is no longer a Covered Person under the Certificate; or

c.	the date that you cancel the Certificate as a result of reducing the Covered Fund Value or the Benefit Base to zero prior to the Settlement Phase due to one or more Excess Withdrawals; or

d.	the date the Group Contract terminates; or

e.	the date that we do not receive the Guarantee Benefit Fee.

The Guarantee Benefit Fee will not be refunded upon Certificate termination.

If the Group Contract has terminated, we will not accept any Certificate Contributions.  If the Group Contract has not terminated, but the Certificate has terminated, then we will treat any new Certificate Contribution to a Covered Fund as a new election and will issue a new Certificate.  We will calculate the Benefit Base based on the current Covered Fund Value on the date the new Certificate is established.

MISCELLANEOUS PROVISIONS

Periodic Communications to Certificate Owners.

Account statements will be provided to you periodically by your IRA custodian, or its designated third party.

Amendments to the Group Contract and Certificate.

The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Certificates, unless the Company reasonably determines the change would be favorable for all existing Certificate Owners. Changes in the Group Contract and Certificate may need to be approved by the state insurance departments. The consent of the Group Contract Owner and/or Certificate Owner to an amendment will be obtained to the extent required by law.

Assignment.

The interests of the Certificate Owner in the Certificate may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated.

Cancellation.

Once you purchase the Certificate, you can cancel your Certificate by causing the Covered Fund Value or the Benefit Base to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee.  If you cancel the Certificate, then you will be prohibited from making any Transfer into the same Covered Fund for at least ninety (90) calendar days.

Misstatements.

We may require adequate proof of the age and death of the Annuitant, GLWB Elector or Covered Person(s) before processing a Request for GAWs and annuity payments. If the age of the Annuitant, GLWB Elector or Covered Person(s) has been misstated, the Installment or annuity payment established for him or her will be made on the basis or his or her correct age.

If Installments or annuity payments made were too large because of a misstatement of age, Great-West may deduct the difference from the next payment or payments with interest.  If payments were too small, Great-West may add the difference to the next payment with interest.  Any interest payable will be made at the rate required by law.

FINANCIAL CONDITION OF THE COMPANY

Many financial services companies, including insurance companies, have been facing challenges in this unprecedented market environment, and we are not immune to those challenges.  We know it is important for you to understand how these events may affect our ability to meet guarantees under your Certificate.  The Certificate is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy all obligations under the Certificates.  Installments during Settlement Phase (if any) will be paid from our general account and, therefore, are subject to our claims paying ability.  We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, funding agreements, funding agreements backing notes and guaranteed investment contracts (“GICs”), and we also pay our obligations under these products from our assets in the general account.  In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other policyholder obligations.

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners.  In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments.  In addition, we actively hedge our investments in our general account.  However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations.  These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.

How to Obtain More Information.  We encourage both existing and prospective Owners to read and understand our financial statements.  We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP).  If you would like a free copy of our financial statements filed on Form 10-K for the year ended December 31, 2008, call (800) 537-2033 or write to the Administrative Office.  In addition, our financial statements filed on Form 10-K for the year ended December 31, 2008 are available on the SEC’s website at http://www.sec.gov.  You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.greatwest.com.

You also will find on our website information on ratings assigned to us by one or more independent rating organizations.  These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU

It is important to understand that the Certificate does not protect the actual value of your investments in your IRA. For example, if you invest $500,000 in a Covered Fund, and your Covered Fund Value has dropped to $400,000 on the Initial Installment Date, we are not required to add $100,000 to your Covered Fund Value. Rather, the Certificate guarantees that when you have reached the Initial Installment Date, you may begin GAWs based upon a Benefit Base of $500,000, rather than $400,000 (so long as specified conditions are met).

It is also important to understand that even after you have reached the GAW Phase and have started taking GAWs, those GAWs are made first from your own investment. We are required to start using our own money to make Installments to you only if your Covered Fund Value is reduced to zero due to Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Group Contract (e.g., IRA fees, custodian fees, advisory fees), and/or GAWs.  We limit our risk under the Certificate in this regard by limiting the amount you may withdraw each year to your GAWs.  If your investment return on your Covered Fund Value over time is sufficient to generate gains that can sustain constant GAWs, your investments will never be reduced below your most recently determined GAW.

There are many variables, however, other than average annual return on your investments that will determine whether your investments generate enough gain over time to sustain you. Your Covered Fund Value may have declined over time before you reach retirement age, which means that your investments would have to produce an even greater return after you reach retirement age to make up for the investment losses before that date. Moreover, negative annual average investment returns early in retirement can have a disproportionate impact on the ability of your retirement investments to sustain GAW over an extended period.

Of course, even if your investments do not generate sufficient gains after you reach retirement age to support GAWs and your actual Covered Fund Value declines over time, your Covered Fund Value may not be reduced below the amount necessary to sustain GAWs for a number of years.  If you die before your Covered Fund Value is reduced to zero, the strategy of liquidating your retirement assets through a program of systematic withdrawals without the guarantee provided by the Certificate could have proved to be an effective one.  However, studies indicate that life spans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. The Certificate is designed to protect you against the risk of living too long, commonly known as “longevity risk.”

TAXATION OF THE CERTIFICATE

The following is a general discussion based on our interpretation of current United States federal income tax laws. This discussion does not address all possible circumstances that may be relevant to the tax treatment of a particular Certificate Owner. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your IRA except insofar as they may be affected by the holding of a Certificate. Further, it does not address the consequences, if any, of holding a Certificate under applicable federal estate tax laws or state and local income and inheritance tax laws. You should also be aware that the tax laws may change, possibly with retroactive effect. You should consult your own tax advisor regarding the potential tax implications of purchasing a Certificate in light of your particular circumstances.

In General.

The Certificate is a novel and innovative instrument and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any cases, administrative rulings or other published authorities. We can give no assurances that the Internal Revenue Service (“IRS”) will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. You should consult a tax advisor before purchasing a Certificate.

IRAs.

A Certificate may be used only with traditional IRAs and Roth IRAs (collectively, “IRAs”). A Certificate may be purchased by an IRA Account, including a brokerage account held under that IRA Account. A Certificate is not available as an Individual Retirement Annuity or for use with any other type of tax-qualified retirement plan.

The tax rules applicable to Certificates vary according to the type of IRA Account and the terms and conditions of the IRA. No attempt is made here to provide more than general information about the use of the Certificate with the IRA. Owners of IRAs, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA may be subject to the terms and conditions of the IRA itself or limited by applicable law, regardless of the terms and conditions of the Certificate.

 A Certificate is available only with respect to the IRA for which the Certificate is purchased.

•	A Certificate is intended for purchase only by the trustee or custodian of an IRA.

•
We are not responsible for determining whether a Certificate complies with the terms and conditions of, or applicable law governing, any IRA. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to your IRA. You or a service provider for your IRA is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Certificate are consistent with the terms and conditions of your IRA and applicable law.

•	If your spouse is a joint Covered Person, your spouse must be your sole beneficiary under your IRA.

•
IRAs may be subject to required minimum distribution rules.  Withdrawals during the GAW Phasefrom your Covered Fund Value taken to meet required minimum distribution requirements, in the proportion of your Covered Fund Value to your overall IRA balance (and not taking into account any other IRAs you own), will be deemed to be within the contract limits for your Certificate and will not be treated as Excess Withdrawals.  The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Certificate Date.  In the event of a dispute about the RMD amount, our determination will govern.

Numerous changes have been made to the income tax rules governing IRAs as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions. The following are general descriptions of the various types of IRAs and of the use of the contracts in connection therewith.

Individual Retirement Accounts.  Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA”. These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible, the time when distributions must commence, and certain other transactions. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA.

Tax on Certain Distributions Relating to IRAs.  Distributions under a Certificate may be paid to the IRA, if permitted under the terms of the IRA, or directly to you. Distributions paid to the IRA are not in and of themselves taxable.

In the case of distributions from a traditional IRA to you, including payments to you from a Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of your and your designated beneficiary; and (d) certain other distributions specified in the Code.

Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.  A 10% penalty tax may apply to amounts attributable to a conversion to a Roth IRA from a traditional IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

Generally, distributions from a traditional IRA must commence no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to IRAs (including Roth IRAs) upon the death of the IRA owner. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Distributions from IRAs and Roth IRAs generally are subject to withholding for the individual’s federal income tax liability, subject to the individual’s election not to have tax withheld.  The withholding rate varies according to the type of distribution and the individual’s tax status.

Seek Tax Advice.    The above description of federal income tax consequences of the different types of IRAs which may be funded by a Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with an IRA should first consult a qualified tax advisor, with regard to the suitability of a Certificate for the IRA.

ABOUT US

Great-West is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association.  Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982.  In September of 1990, we re-domesticated under the laws of the State of Colorado.  Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

Great-West is a wholly owned subsidiary of GWL&A Financial, Inc., a Delaware holding company.  GWL&A Financial, Inc. is an indirect wholly-owned subsidiary of Great-West Lifeco Inc., a Canadian holding company.  Great-West Lifeco Inc. is a subsidiary of Power Financial Corporation, a Canadian holding company with substantial interests in the financial services industry.  Power Financial Corporation is a subsidiary of Power Corporation of Canada, a Canadian holding and management company.  Mr. Paul Desmarais, through a group of private holding companies that he controls, has voting control of Power Corporation of Canada.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, and Guam.  We are obligated to pay all amounts promised under the Group Contract and Certificates.

GWFS Equities serves as principal underwriter for the Certificates and is a broker/dealer registered with the SEC.  Great-West directly owns all stock of GWFS Equities.

SALES OF THE CERTIFICATES

We have entered into an underwriting agreement with GWFS Equities, for the distribution and sale of the Certificates.  Pursuant to this agreement, GWFS Equities serves as principal underwriter for the Certificates, offering them on a continuous basis.  GWFS Equities is located at 8515 East Orchard Road, Greenwood Village, CO  80111.  GWFS Equities will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.

GWFS Equities was organized as a corporation under the laws of the State of Delaware in 1984 and is an affiliate of ours.  GWFS Equities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities administrators in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

GWFS Equities offers the Certificates through registered representatives who are registered with FINRA and with the states in which they do business.  More information about GWFS Equities and the registered representatives is available at http://www.finra.org or by calling 800-289-9999.  You can also obtain an investor brochure from FINRA describing its Public Disclosure Program.  Registered representatives with GWFS Equities are also licensed as insurance agents in the states in which they do business and are appointed with us. In addition, registered representatives of GWFS Equities may be eligible for non-cash compensation programs offered by GWFS Equities or an affiliated company, such as conferences, trips, prizes, and awards.

GWFS Equities may also enter into selling agreements with unaffiliated broker-dealers to sell the Certificate.  The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us.  We and GWFS Equities may provide non-cash compensation to these registered representatives, but such non-cash compensation is limited to small gifts, occasional entertainment, and/or payment or reimbursement in connection with training or education.  This non-cash compensation is not preconditioned on achievement of a sales target.

We do not pay commissions to GWFS Equities or to the unaffiliated broker-dealers in connection with the sale or solicitation of the Certificate.

At times, GWFS Equities may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses.  These expenses may also relate to the synchronization of technology between the Company, GWFS Equities, and the selling firm in order to coordinate data for the sale and maintenance of the Certificate.  The amount of other cash and non-cash compensation paid by GWFS Equities or its affiliated companies ranges significantly among the selling firms.  GWFS Equities and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Certificate.

Any amounts paid by GWFS Equities to a selling firm or by Great-West to a selling firm are derived from the general account assets of Great-West and are not deducted from the Guarantee Benefit Fee.  The Guarantee Benefit Fee does not vary because of such payments to such selling firms

Although the Company and GWFS Equities do not anticipate discontinuing offering the Certificates, we do reserve the right to discontinue offering the Certificates at any time.

ADDITIONAL INFORMATION

Owner Questions.

The obligations to Owners and Covered Persons under the Group Contracts and Certificates are ours.  Please direct your questions and concerns to us at our Administrative Office.

Return Privilege.

Within the free-look period (generally 30 days under applicable state law) after you receive the Certificate, you may cancel it for any reason by delivering or mailing it postage prepaid to:

Great-West Life & Annuity Insurance Company
Annuity Administration
8515 East Orchard Road
Greenwood Village, CO  80111

If the Owner cancels the Certificate, the Certificate will be void.

State Regulation.

As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance.  Our books and accounts are subject to review and examination by the Colorado Division of Insurance.

Evidence of Death, Age, Gender, or Survival.

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Certificate provision.

LEGAL MATTERS

Certain matters regarding the offering of the securities herein will be passed upon by Beverly A. Byrne, internal counsel for the Company.

Sutherland Asbill and Brennan LLP has provided advice on certain matters relating to the federal securities laws.

Opinions may be issued in the future by counsel other than those listed above.  The name of such counsel, other than those listed above, will be included in a prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedules of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.  Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us.  We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in compliance with such laws, we file annual, quarterly, and current reports and other information with the SEC.  You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC’s public reference room.  You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov.  (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus which means that incorporated documents are considered part of this prospectus.  We can disclose important information to you by referring you to those documents.  This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009; our Quarterly Reports filed on Form 10-Q on May 7, 2009, August 7, 2009, and November 6, 2009; and our Current Reports filed on Form 8-K on April 13, 2009 and May 8, 2009.

Upon oral or written request, we will provide you a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them) at no cost.  To request such documents, please write or call:

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO  80111
800-537-2033
rollover_group@gwl.com

The documents that are incorporated by reference are available on our website at www.greatwest.com.

DEFINITIONS

The following is a listing of defined terms.

Account - A separate record in the name of each Certificate Owner which reflects his or her interests in the assets in both Covered Fund(s) and other investment options in the IRA.

Accumulation Phase – The period of time between the Certificate Election Date and the Initial Installment Date.

Administrative Offices – 8515 East Orchard Road, Greenwood Village, CO  80111.

Alternate Payee – Any spouse, former spouse, child or other dependent of a Certificate Owner, or other person allowed by law, who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefit payable under the IRA with respect to such Certificate Owner.

Annuitant – The person upon whose life the payment of an annuity is based.

Annuity Commencement Date – The date that annuity payments begin to an Annuitant.

Attained Age – The GLWB Elector’s age on the Ratchet Date.

Beneficiary – A person or entity named by the Certificate Owner or the terms of the IRA to receive all or a portion of the Account at his or her death.

Benefit Base – The amount that is multiplied by the GAW Percentage to calculate the GAW.  The Benefit Base increases dollar-for-dollar upon any Certificate Contribution and is reduced proportionately for an Excess Withdrawal.  The Benefit Base can also increase with positive Covered Fund performance on the Ratchet Date.  Each Covered Fund will have its own Benefit Base.  A Covered Fund Benefit Base cannot be transferred to another Covered Fund.

Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading.  In the event that a date falls on a non-Business Day, the date of the preceding Business Day will be used.

Certificate - This document issued to the Certificate Owner which specifies the benefits, rights, privileges, and obligations of the Certificate Owner and Great-West under the Group Contract.

Certificate Anniversary Date – The anniversary of the Certificate Election Date, or the preceding Business Day to the extent that the Certificate Election Date is not a Business Day.

Certificate Contributions – Certificate Owner directed amounts received and allocated to the Certificate Owner’s Covered Fund(s) including rollovers as defined under Section 402 of the Code and Transfers. Reinvested dividends, capital gains, and settlements arising from the Covered Fund(s) will not be considered Certificate Contributions for the purpose of calculating the Benefit Base but will affect the Covered Fund Value.

Certificate Election Date –The date on which the GLWB Elector, Alternate Payee or Beneficiary elects the GLWB option in the Certificate and pursuant to the terms of the Covered Fund(s) prospectus or disclosure document.  The Certificate Election Date shall be the date upon which the initial Benefit Base is calculated.  For the SecureFoundation Lifetime Portfolios, the Certificate Election Date is also the Guarantee Trigger Date.

Certificate Owner – The person named on the Certificate Data Page.  The Certificate Owner is entitled to exercise all of the benefits, rights, and privileges under the Certificate while the Covered Person(s) is still living.  The Certificate Owner must be a Covered Person.

Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Certificate.

Company –  Great-West Life & Annuity Insurance Company, the issuer of the Group Contract and Certificate (also referred to as “we”, “us,” or “our”).

Covered Fund– Interests in the mutual fund(s) held in the Account designed for the GLWB, as follows:

▪	Maxim SecureFoundationSM Balanced Portfolio
▪	Maxim SecureFoundation Lifetime Portfolios
▪	Any other fund as approved by Great-West for the Certificate

Covered Fund Value – The aggregate value of each Covered Fund held in the Account.

Covered Person(s) – For purposes of the Certificate, the person(s) whose age determines the GAW Percentage and on whose life the GAW Amount will be based.  If there are two Covered Persons, the GAW Percentage will be based on the age of the younger life and the Installments can continue until the death of the second life.  A joint Covered Person must be the GLWB Elector’s spouse and the 100% primary beneficiary under the IRA.

Distributions – Amounts paid to a GLWB Elector from a Covered Fund pursuant to the terms of the IRA.

Excess Withdrawal – An amount either distributed or transferred from the Covered Fund(s) during the Accumulation Phase or any amount combined with all other amounts that exceeds the annual GAW during the Withdrawal Phase.  The Excess Withdrawal reduces the Benefit Base, as described in the Accumulation Phase section.  Neither the Guarantee Benefit Fee nor any other fees or charges assessed to the Covered Fund Value as directed by the IRA Custodian and as agreed to by Great-West shall be treated as a Distribution or Excess Withdrawal for this purpose.

GLWB – A guaranteed lifetime withdrawal benefit.

GLWB Elector – A Certificate Owner, Alternate Payee or Beneficiary who is:  (i) eligible to elect the GLWB; (ii) invested in a Covered Fund(s); and (iii) a Covered Person.

Group Contract – The written agreement between the Group Contract Owner and Great-West.

GAW (GAW) – The annualized withdrawal amount that is guaranteed for the lifetime of the Covered Person(s), subject to the terms of this Certificate.

GAW Phase – The period of time between the Initial Installment Date and the first day of the Settlement Phase.

GAW Percentage (GAW%) –The percentage of the Benefit Base that determines the amount of the GAW.  This percentage is based on the age of the Covered Person(s) at the time of the first Installment.  If there are two Covered Persons the percentage is based on the age of the younger Covered Person, pursuant to Section 5.01.

Group Contract Owner – The owner of the Group Contract that is identified on the Certificate Data Page (currently Orchard Trust).

Guarantee Benefit Fee — The asset charge periodically calculated and deducted from your Fund Value or assessed through another means of payment pursuant to the terms of the Certificate and while the Certificate is in force.

Guaranteed Lifetime Withdrawal Benefit (GLWB) – A payment option offered by the IRA that pays Installments during the life of the Covered Person(s).  The Covered Person(s) will receive periodic payments in either monthly, quarterly, semiannual, or annual Installments that in total over a twelve month period equal the GAW.

Guarantee Trigger Date – The date that the Certificate is purchased for the SecureFoundation Lifetime Portfolios.  For the SecureFoundation Lifetime Portfolios, the Certificate Owner does not purchase the Certificate until January 1 of the year that is ten years prior to the date in the name of the SecureFoundation Lifetime Portfolio.  The Guarantee Trigger Date is also the Certificate Election Date for the SecureFoundation Lifetime Portfolios.

Initial Installment Date –The date of the first Installment under the GLWB, which must be a Business Day.

Installments – Periodic payments of the GAW during the GAW Phase and Settlement Phase.

Installment Frequency Options – The options listed in the GAW section.

IRA – The traditional Roth or other Individual Retirement Account established for the Certificate Owner and the Certificate Owner’s beneficiaries, for which a Certificate is issued.

1940 Act –  The Investment Company Act of 1940, as amended.

Qualified Domestic Relations Order (QDRO) – A domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a GLWB Elector and that complies with the requirements of the Code, if applicable, that and is accepted and approved by the Group Contract Owner for the IRA, except as otherwise agreed.

Ratchet – An increase in the Benefit Base if the Covered Fund Value exceeds the current Benefit Base on the Ratchet Date.

Ratchet Date – During the Accumulation Phase, the Ratchet Date is the anniversary of the GLWB Elector’s Certificate Election Date and each anniversary thereafter.  During the Withdrawal Phase, the Ratchet Date is the Initial Installment Date and each anniversary thereafter.  If any anniversary in the Accumulation and Withdrawal Phase is a non-Business Day, the Ratchet Date shall be the preceding Business Day for that year.

Request – An inquiry or instruction in a form satisfactory to Great-West.  A valid Request must be: (i) received by Great-West at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Certificate, or as required by Great-West.  The Request is subject to any action taken by Great-West before the Request was processed.

Reset – An optional GLWB Elector election during the Withdrawal Phase in which the current GAW Percentage and Benefit Base may be changed to the GLWB Elector’s Attained Age GAW Percentage and Covered Fund Value on the Ratchet Date.

Securities Act  –  The Securities Act of 1933, as amended.

Settlement Phase –The period when the Covered Fund Value has reduced to zero, but the Benefit Base is still positive.  Installments continue under the terms of the Certificate.

Spouses — Legally married under applicable Federal law.

Transfer – The reinvestment or exchange of all or a portion of the Covered Fund Value to or from a Covered Fund to: (i) another Covered Fund; or (ii) another investment option offered under the IRA.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the Certificates, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$2,790	(based on a total of $50,000,000 Proposed Maximum Aggregate Offering)

Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$300,000
Miscellaneous	$10,000

Total expenses (approximate)	$332,790

Item 14.    Indemnification of Directors and Officers.

Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933.  The following excerpts contain the substance of these provisions:

Colorado Business Corporation Act
Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

As used in this Article:

(1)           "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2)           "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)           "Expenses" includes counsel fees.

(4)           "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5)           "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation.  "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6)           "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)           "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

(1)           Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in the proceeding if:

(a)           The person conducted himself or herself in good faith; and

(b)           The person reasonably believed:

(I)           In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

(II)           In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

(c)           In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(2)           A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section.  A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (a) of subsection (1) of this section.

(3)           The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4)           A corporation may not indemnify a director under this section:

(a)           In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)           In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5)           Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

Unless limited by the articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

(1)           A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

(a)           The director furnishes the corporation a written affirmation of the director’s good-faith belief that he or she has met the standard of conduct described in Section 7-109-102;

(b)           The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

(c)           A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(2)           The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

(3)           Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

(1)           Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a)           If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b)           If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106.  Determination and Authorization of Indemnification of Directors.

(1)           A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct  set forth in Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2)           The determinations required by under subsection (1) of this section shall be made:

(a)           By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

(b)           If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3)           If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

(a)           By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b)           By the shareholders.

(4)           Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107.  Indemnification of Officers, Employees, Fiduciaries, and Agents.

(1)           Unless otherwise provided in the articles of incorporation:

(a)           An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b)           A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

(c)           A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

(1)           A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108.  If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2)           Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting.  If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Bylaws of Great-West

Article IV.  Indemnification

SECTION 1.  In this Article, the following terms shall have the following meanings:

“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;

“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

SECTION 2.  Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:

the person conducted himself or herself in good faith; and

the person reasonably believed that his or her conduct was in the corporation’s best interests; and

in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.

SECTION 3.  Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:

the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and

with respect to the matter(s) giving rise to the proceeding:

the person conducted himself or herself in good faith; and

the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and

in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great-West Life & Annuity Insurance Company pursuant to the foregoing provisions, Great-West Life & Annuity Insurance Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

*     *     *

Item 15.    Recent Sales of Unregistered Securities.

Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Underwriting Agreement will be filed by pre-effective amendment.

1.2	Form of Broker-Dealer Selling Agreement will be filed by pre-effective amendment.

2	Not applicable.

3.1
Amended and Restated Articles of Incorporation of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007.  (File No. 333-01173)

3.2
Amended and Restated By-laws of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173)

4.1	Form of Certificate is filed herewith.

4.2	Form of Group Contract is filed herewith.

4.3	Form of Election Form is filed herewith.

5	Opinion of Beverly A. Byrne, counsel for Great-West Life & Annuity Insurance Company is filed herewith will be filed by pre-effective amendment.

6	Not applicable.

7	Not applicable.

8	Opinion of Great-West Life & Annuity Insurance Company (included in Exhibit 5) will be filed by pre-effective amendment.

9	Not applicable.

10.1	Form of Administrative Services Agreement will be filed by pre-effective amendment.

10.2	Form of GWLA SecureFoundation SM Trust Agreement will be filed by pre-effective amendment.

11	Not applicable.
12	Not applicable.

13	Not applicable.

14	Not applicable.

15	Not applicable.

16	Not applicable.

17	Not applicable.

18	Not applicable.

19	Not applicable.

20	Not applicable.

21	Subsidiaries of the Registrant are filed herewith.

22	Not applicable.

23.1	Consent of Beverly A. Byrne will be filed by pre-effective amendment.

23.2	Consent of Sutherland Asbill & Brennan LLP will be filed by pre-effective amendment.

23.3	Consent of Deloitte & Touche will be filed by pre-effective amendment.

24
Powers of Attorney for Messrs. J. Balog, J. Bernbach, A. Desmarais, P. Desmarais Jr., R.L. McFeetors, A. Louvel, J.E.A. Nickerson, R.J. Orr, M. Plessis-Bélair, H. Rousseau, R.Royer, T.T. Ryan, Jr., and B.E. Walsh are filed herewith.

25	Not applicable.

26	Not applicable.

27	Not applicable.

(b) Financial Statement Schedules

None

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 12th day of November 2009.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
(Registrant)

By:	/s/ M.T.G. Graye
M.T.G. Graye
President and Chief Executive Officer
of Great-West Life & Annuity Insurance Company

Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. L. McFeetors	Chairman of the Board	November 12, 2009
R. L. McFeetors*

/s/ M. T. G. Graye	Director, President and Chief Executive Officer	November 12, 2009
M. T. G. Graye

/s/ J.L. McCallen	Executive Vice President and Chief Financial Officer	November 12, 2009
J.L. McCallen

/s/ J. Balog	Director	November 12, 2009
J. Balog*

	/s/ J. L. Bernbach	Director	November 12, 2009
J. L. Bernbach*

	/s/ A. Desmarais	Director	November 12, 2009
A. Desmarais*

	/s/ P. Desmarais	Director	November 12, 2009
P. Desmarais, Jr.*

	/s/ A. Louvel	Director	November 12, 2009
A. Louvel*

	/s/ J. E. A. Nickerson	Director	November 12, 2009
J. E. A. Nickerson*

	/s/ R.J. Orr	Director	November 12, 2009
R. J. Orr*

	/s/ M. Plessis-Bélair	Director	November 12, 2009
M. Plessis-Bélair*

	/s/ H. Rousseau	Director	November 12, 2009
H. Rousseau*

	/s/ R. Royer	Director	November 12, 2009
R. Royer*

Director
P. K. Ryan

	/s/ T.T. Ryan, Jr.	Director	November 12, 2009
T. T. Ryan*

	/s/ B. E. Walsh	Director	November 12, 2009
B. E. Walsh*

*By:	/s/ R. G. Schultz
	R. G. Schultz		November 12, 2009

*Attorney in Fact pursuant to Powers of Attorney for Messrs. J. Balog, J. Bernbach, A. Desmarais, P. Desmarais Jr., R.L. McFeetors, A. Louvel, J.E.A. Nickerson, R.J. Orr, M. Plessis-Bélair, H. Rousseau, R.Royer, T.T. Ryan, Jr., and B.E. Walsh are filed herewith.